Exhibit 16.1

RBSM LLP

Certified Public Accountants

805 Third Avenue

Suite 902

New York, New York 10022

June 25, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of Applied DNA Sciences, Inc.’s (the “Company”) Form 8-K dated June 23, 2014, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP